Exhibit 99.1
DIGITALBRIDGE ANNOUNCES FOURTH QUARTER & FULL-YEAR 2022 FINANCIAL RESULTS
Boca Raton, February 24, 2023 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the fourth quarter and full-year ended December 31, 2022.
A Fourth Quarter 2022 Earnings Presentation and a Supplemental Financial Report are available in the Events & Presentations and Financial Information sections, respectively, of the Shareholders tab on the Company’s website at www.digitalbridge.com. This information has also been furnished to the U.S. Securities and Exchange Commission in a Current Report on Form 8-K.
Marc Ganzi, CEO of DigitalBridge, said “We are pleased to report a solid quarter of fundamental performance to close out 2022. Last year, we exceeded our fundraising targets for the year, firmly established the asset management platform as our growth driver through a series of strategic transactions, and most importantly, continued to support the growth of our resilient portfolio companies. As we look ahead to 2023, we remain focused on forming capital around the best investment opportunities in digital infrastructure and finalizing the simplification of our business profile to a scalable, asset-light investment manager levered to the powerful secular tailwinds in digital infra."
The Company reported fourth quarter 2022 total revenues of $301 million, GAAP net loss attributable to common stockholders of $(19) million, or $(0.12) per share, and Distributable Earnings of $(11) million, or $(0.07) per share, and full-year 2022 total revenues of $1.1 billion, GAAP net loss attributable to common stockholders of $(382) million, or $(2.47) per share, and Distributable Earnings of $37 million, or $0.22 per share.
Fourth quarter 2022 net loss and DE included a $53 million non-cash valuation allowance against deferred tax assets (“DTAs”) of a subsidiary of the Company.
Common and Preferred Dividends
On January 17, 2023, the Company paid a cash dividend of $0.01 per common share to shareholders of record at the close of business on December 31, 2022; and paid cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, to the respective stockholders of record on January 10, 2023.
On February 17, 2023, the Company’s Board of Directors declared a cash dividend of $0.01 per common share to be paid on April 17, 2023 to shareholders of record at the close of business on March 31, 2023; and declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, which will be paid on April 17, 2023 to the respective stockholders of record on April 12, 2023.
Fourth Quarter & Full-Year 2022 Conference Call
The Company will conduct an earnings conference call and presentation to discuss the Fourth Quarter & Full-Year 2022 financial results on Friday, February 24, 2023, at 10:00 a.m. Eastern Time (ET). The earnings presentation will be broadcast live over the Internet and a webcast link can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471.
For those unable to participate during the live call, a replay will be available starting February 24, 2023, at 3:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13735816. International callers should dial (412) 317-6671 and enter the same conference ID number.
About DigitalBridge Group, Inc.
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $53 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, Luxembourg and Singapore. For more information, visit: www.digitalbridge.com.

Fourth Quarter 2022 Valuation Allowance
Accounting Standards Codification (ASC) 740, Income Taxes, provides a framework for evaluating whether the establishment of a valuation allowance against DTAs is necessary. Following this guidance, the Company evaluated positive and negative evidence, to which more weight is given to evidence which can be objectively verified, and the more negative evidence that exists, the more positive evidence is necessary and the more difficult it is to support a conclusion that a valuation allowance is not required. A significant piece of objective negative evidence is the cumulative net operating loss the Company incurred over the three-year period ended December 31, 2022, which was largely a product of the prior three-year transition in the Company's business to an investment manager focused on digital infrastructure. The Company’s historical cumulative net operating loss and the absence of tax planning strategies represented objective evidence which limited the ability of the Company to consider other subjective evidence, such as the Company’s projections for growth and earnings in future years.
In future periods, this valuation allowance will be reversed as a deferred tax benefit when the realizability of all or some portion of these DTAs are achieved.
As of December 31, 2022, the Company had $359 million gross, or $88 million tax-effected, in U.S. NOL carryforwards attributable to U.S. federal losses incurred after December 31, 2017 which can be carried forward indefinitely.
Given the availability of significant capital loss and NOL carryforwards, the Company’s transition from a REIT to a taxable C Corporation, in and of itself, did not result in significant incremental current income tax expense in 2022. The Company's primary source of income subject to tax remains its investment management business, which was already subject to tax previously through its taxable REIT subsidiary.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, our ability to grow our business by raising capital for our funds and the companies that we manage; our position as an owner, operator and investment manager of digital infrastructure and our ability to manage any related conflicts of interest; adverse changes in general economic and political conditions, including those resulting from supply chain difficulties, inflation, interest rate increases, a potential economic slowdown or a recession; our exposure to business risks in Europe, Asia and other foreign markets; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the ability of our managed companies to attract and retain key customers and to provide reliable services without disruption; the reliance of our managed companies on third-party suppliers for power, network connectivity and certain other services; our ability to increase assets under management ("AUM") and expand our existing and new investment strategies; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital infrastructure and investment management industries effectively; our business and investment strategy, including the ability of the businesses in which we have significant investments to execute their business strategies; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to deploy capital into new investments consistent with our investment management strategies; the availability of, and competition for, attractive investment opportunities and the earnings profile of such new investments; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; the impact of any security incident or deficiency affecting our systems or network or the system and network of any of our managed companies or service providers; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection; the impact of our transition from a real estate investment trust ("REIT") to a taxable C corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; and our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.

The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.
Source: DigitalBridge Group, Inc.
Investor Contacts:
Severin White
Managing Director, Head of Public Investor Relations
severin.white@digitalbridge.com
212-547-2777

(FINANCIAL TABLES FOLLOW)

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31, 2022	December 31, 2021
	(unaudited)
Assets
Cash and cash equivalents	$918,254	$1,602,102
Restricted cash	118,485	99,121
Real estate, net	5,921,298	4,972,284
Equity and debt investments	1,322,050	935,153
Loans receivable	137,945	173,921
Goodwill	761,368	761,368
Deferred leasing costs and intangible assets, net	1,092,167	1,187,627
Other assets	654,050	740,395
Due from affiliates	45,360	49,230
Assets held for disposition	57,526	3,676,615
Total assets	$11,028,503	$14,197,816
Liabilities
Debt, net	$5,156,140	$4,860,402
Accrued and other liabilities	1,272,096	943,801
Intangible liabilities, net	29,824	33,301
Liabilities related to assets held for disposition	380	3,088,699
Total liabilities	6,458,440	8,926,203
Commitments and contingencies
Redeemable noncontrolling interests	100,574	359,223
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $827,779 and $883,500 liquidation preference; 250,000 shares authorized; 33,111 and 35,340 shares issued and outstanding	800,355	854,232
Common stock, $0.04 par value per share
Class A, 949,000 shares authorized; 159,763 and 142,144 shares issued and outstanding	6,390	5,685
Class B, 1,000 shares authorized; 166 shares issued and outstanding	7	7
Additional paid-in capital	7,818,068	7,820,807
Accumulated deficit	(6,962,613)	(6,576,180)
Accumulated other comprehensive income (loss)	(1,509)	42,383
Total stockholders’ equity	1,660,698	2,146,934
Noncontrolling interests in investment entities	2,743,896	2,653,173
Noncontrolling interests in Operating Company	64,895	112,283
Total equity	4,469,489	4,912,390
Total liabilities, redeemable noncontrolling interests and equity	$11,028,503	$14,197,816

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Revenues
Property operating income	$246,408	$189,909	$927,506	$762,750
Fee income	44,255	56,000	172,673	180,826
Interest income	7,717	3,532	30,107	8,791
Other income	2,701	6,416	14,286	13,432
Total revenues	301,081	255,857	1,144,572	965,799
Expenses
Property operating expense	102,165	78,950	389,445	316,178
Interest expense	55,048	69,336	198,498	186,949
Investment expense	7,625	8,230	33,887	28,257
Transaction-related costs	3,329	3,163	10,129	5,781
Depreciation and amortization	147,398	132,855	576,911	539,695
Compensation expense
Cash and equity-based compensation	61,379	53,067	245,257	235,985
Carried interest and incentive fee compensation	92,738	25,921	202,286	65,890
Administrative expenses	39,037	34,256	123,184	109,490
Total expenses	508,719	405,778	1,779,597	1,488,225
Other income (loss)
Other gain (loss), net	(326)	10,322	(170,555)	(21,412)
Equity method earnings	25,160	85,219	19,412	127,270
Equity method earnings - carried interest	176,944	29,878	378,342	99,207
Loss before income taxes	(5,860)	(24,502)	(407,826)	(317,361)
Income tax benefit (expense)	(31,239)	(8,870)	(13,467)	100,538
Income (loss) from continuing operations	(37,099)	(33,372)	(421,293)	(216,823)
Income (loss) from discontinued operations	(146)	(9,493)	(148,704)	(600,088)
Net income (loss)	(37,245)	(42,865)	(569,997)	(816,911)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	5,211	18,934	(26,778)	34,677
Investment entities	(36,283)	(57,433)	(189,053)	(500,980)
Operating Company	(1,583)	(1,946)	(32,369)	(40,511)
Net income (loss) attributable to DigitalBridge Group, Inc.	(4,590)	(2,420)	(321,797)	(310,097)
Preferred stock redemption	—	2,127	(1,098)	4,992
Preferred stock dividends	14,766	16,139	61,567	70,627
Net income (loss) attributable to common stockholders	$(19,356)	$(20,686)	$(382,266)	$(385,716)
Income (loss) per share—basic
Income (loss) from continuing operations per share—basic	$(0.20)	$(0.03)	$(1.76)	$(1.21)
Net income (loss) attributable to common stockholders per share—basic	$(0.12)	$(0.15)	$(2.47)	$(3.14)
Income (loss) per share—diluted
Income (loss) from continuing operations per share—diluted	$(0.20)	$(0.03)	$(1.76)	$(1.21)
Net income (loss) attributable to common stockholders per share—diluted	$(0.12)	$(0.15)	$(2.47)	$(3.14)
Weighted average number of shares
Basic	158,837	131,241	154,495	122,864
Diluted	158,837	131,241	154,495	122,864

Distributable Earnings (DE)
(In thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net income (loss) attributable to common stockholders	$(19,356)	$(20,686)	$(382,266)	$(385,716)
Net income (loss) attributable to noncontrolling common interests in Operating Company	(1,583)	(1,946)	(32,369)	(40,511)
Net income (loss) attributable to common interests in Operating Company and common stockholders	(20,939)	(22,632)	(414,635)	(426,227)
Adjustments for Distributable Earnings (DE):
Transaction-related and restructuring charges(1)	23,772	29,977	100,989	89,134
Non-real estate (gains) losses, excluding realized gains or losses of digital assets within the Corporate and Other segment	(16,050)	(52,611)	178,769	74,747
Net unrealized carried interest	(70,541)	(7,375)	(117,466)	(41,624)
Equity-based compensation expense	7,549	19,416	54,232	59,395
Depreciation and amortization	151,666	147,137	589,582	663,026
Straight-line rent revenue and expense	(7,063)	(1,986)	(21,462)	11,005
Amortization of acquired above- and below-market lease values, net	100	(333)	(78)	4,002
Impairment reversal (loss)	—	(40,732)	35,983	300,038
(Gain) loss from sales of real estate	—	(197)	3	(41,782)
Non-revenue enhancing capital expenditures	(14,774)	(1,097)	(40,515)	(3,436)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	5,572	36,685	114,902	100,159
Adjustment to reflect BRSP cash dividend declared	4,122	(28,243)	574	(3,282)
Preferred share redemption (gain) loss	—	2,127	—	4,992
Income tax effect on certain of the foregoing adjustments	55	8,195	(534)	(50,335)
Adjustments attributable to noncontrolling interests in investment entities	(69,810)	(105,150)	(430,061)	(610,382)
DE from discontinued operations	(5,070)	11,467	(13,223)	(149,873)
After-tax DE	$(11,411)	$(5,352)	$37,060	$(20,443)

DE per common share / common OP unit(2)	$(0.07)	$(0.04)	$0.22	$(0.15)
DE per common share / common OP unit—diluted(2)(3)	$(0.07)	$(0.04)	$0.22	$(0.15)
Weighted average number of common OP units outstanding used for DE per common share and OP unit(2)	173,182	146,276	169,042	138,141
Weighted average number of common OP units outstanding used for DE per common share and OP unit—diluted (2)(3)	173,182	146,276	172,083	138,141

_________
(1) Restructuring charges primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.
(2) Calculated based on weighted average shares outstanding including participating securities and assuming the exchange of all common OP units outstanding for common shares.
(3) For the three months ended December 31, 2022, and three and twelve months ended December 31, 2021, excluded from the calculation of diluted DE per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics, and the effect of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive. For the twelve months ended December 31, 2022, included in the calculation of diluted DE per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics, and excluded from the calculation of diluted DE per share is the effect of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive.

Distributable Earnings (DE)
DE is an after-tax measure that differs from GAAP net income or loss from continuing operations as a result of the following adjustments, including adjustment for our share of similar items recognized by our equity method investments: transaction-related and restructuring charges; realized and unrealized gains and losses, except realized gains and losses from digital assets in Corporate and Other; depreciation, amortization and impairment charges; debt prepayment penalties, and amortization of deferred financing costs, debt premiums and debt discounts; our share of unrealized carried interest, net of associated compensation expense; equity-based compensation expense; equity method earnings from BrightSpire Capital, Inc. (BRSP) which is replaced with dividends declared by BRSP; effect of straight-line lease income and expense; impairment of equity investments directly attributable to decrease in value of depreciable real estate held by the investee; non-revenue enhancing capital expenditures; income tax effect on certain of the foregoing adjustments. Income taxes included in DE reflect the benefit of deductions arising from certain expenses that are excluded from the calculation of DE, such as equity-based compensation, as these deductions do decrease actual income tax paid or payable by the Company in any one period. There are no differences in the Company’s measurement of DE and AFFO. Therefore, previously reported AFFO is the equivalent to DE and prior period information has not been recast. DE is presented on a reportable segment basis and for the Company in total.
We believe that DE is a meaningful supplemental measure as it reflects the ongoing operating performance of our core business by generally excluding items that are non-core in nature and allows for better comparability of operating results period-over-period and to other companies in similar lines of business.